                                                                    EXHIBIT 12.1

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (IN THOUSANDS)

                                                    THREE MONTHS              TWELVE MONTHS
                                                        ENDED                     ENDED
                                                      MARCH 31,                DECEMBER 31,
                                              ------------------------- --------------------------
                                                  2003         2002          2002         2001
                                              ------------ ------------ ------------- ------------
Pre-tax income ..............................  $ 261,549    $ 119,730    $  643,098    $ 503,884
Fixed Charges ...............................    196,410      150,315       693,521      519,802
 Less capitalized interest ..................    (15,532)      (6,647)      (37,469)     (86,469)
                                               ---------    ---------    ----------    ---------
  EARNINGS AVAILABLE FOR FIXED
  CHARGES ...................................    442,427      263,398     1,299,150      937,217
                                               =========    =========    ==========    =========
Interest expensed & capitalized .............    186,845      141,300       647,379      499,263
Amortization of deferred financing & bank
 fees .......................................      9,555        9,005        46,132       20,529
One-third of rental payments ................         10           10            10           10
                                               ---------    ---------    ----------    ---------
  TOTAL FIXED CHARGES .......................    196,410      150,315       693,521      519,802
                                               =========    =========    ==========    =========
Ratio of earnings to fixed charges ..........        2.3          1.8           1.9          1.8
                                               =========    =========    ==========    =========

                                                                           MEHC (Predecessor)
                                                               ------------------------------------------
                                                                                      TWELVE MONTHS
                                               MARCH 14, 2000   JANUARY 1, 2000           ENDED
                                                   THROUGH          THROUGH           DECEMBER 31,
                                                DECEMBER 31,       MARCH 13,    -------------------------
                                                    2000             2000           1999         1998
                                              ---------------- ---------------- ------------ ------------
Pre-tax income ..............................    $ 219,204        $  91,170      $ 357,069    $ 272,053
Fixed Charges ...............................      415,093          105,415        514,769      427,817
 Less capitalized interest ..................      (85,369)         (15,516)       (70,405)     (58,792)
                                                 ---------        ---------      ---------    ---------
  EARNINGS AVAILABLE FOR FIXED
  CHARGES ...................................      548,928          181,069        801,433      641,078
                                                 =========        =========      =========    =========
Interest expensed & capitalized .............      396,773          101,330        496,578      406,084
Amortization of deferred financing & bank
 fees .......................................       18,310            4,075         18,181       21,723
One-third of rental payments ................           10               10             10           10
                                                 ---------        ---------      ---------    ---------
  TOTAL FIXED CHARGES .......................      415,093          105,415        514,769      427,817
                                                 =========        =========      =========    =========
Ratio of earnings to fixed charges ..........          1.3              1.7            1.6          1.5
                                                 =========        =========      =========    =========